Exhibit 10.2

Execution Copy

EMAK WORLDWIDE, INC.

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of August 11, 2006 and entered into by and among EMAK WORLDWIDE, INC., a Delaware corporation (“EMAK”), EQUITY MARKETING, INC., a Delaware corporation (“EMI”), LOGISTIX MARKETING, INC. (f/k/a SCI PROMOTION, INC.), a Delaware corporation (“LMI”), LOGISTIX RETAIL, INC. (f/k/a POP ROCKET, INC.), a Delaware corporation (“LRI”), LOGISTIX, INC., a Delaware corporation (“Logistix”), UPSHOT, INC., a Delaware corporation (“Upshot”), EMAK WORLDWIDE SERVICE CORP., a Delaware corporation (“EMAK Worldwide”), CORINTHIAN MARKETING, INC., a Delaware corporation (“Corinthian”), JOHNSON GROSSFIELD, INC., a Delaware corporation (“Johnson”) and EQUITY MARKETING HONG KONG, LTD., a Delaware corporation (“Equity Marketing” and together with EMAK, EMI, LMI, LRI, Logistix, Upshot, EMAK Worldwide, Corinthian, Johnson and future Subsidiaries thereunder, collectively referred to as “Borrowers”, and individually as a “Borrower”), the financial institutions party to the Loan Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as agent for Lenders (“Agent”), and is made with reference to that certain Loan Agreement dated as of March 29, 2006, as amended by that certain First Amendment to Loan and Security Agreement dated as of May 10, 2006 (as so amended, the “Loan Agreement”), by and among Borrowers, Lenders and Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Loan Agreement.

RECITALS

WHEREAS, Borrowers and Lenders desire to amend the Loan Agreement as set forth below; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.	AMENDMENTS TO LOAN AGREEMENT
1.1	Amendments to Section 1.1: Definitions

(A)         Section 1.1 of the Loan Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

Agency Agreement - that certain Agency Agreement dated as of June 30, 2006 by and between BK and EMI, as amended from to time to the extent permitted under Section 10.2.21.

BK Distributors - collectively, CDC, MBM, Sygma Network, King Provision, Maines Paper or Reinhart.

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Development Fees - has the meaning given to such term in the Development Agreement.

Development Agreement - that certain Software Game Development Agreement for Xbox Platforms dated as of June 30, 2006 by and among EMI, BK and Microsoft, as amended from to time to the extent permitted under Section 10.2.21.

Disc Replication Agreement - that certain agreement in respect of the replication of the Xbox Software Games discs in form and substance satisfactory to Agent, by and between EMI and Microsoft, as amended from to time to the extent permitted under Section 10.2.21.

Eligible Development Fees - as of any date of determination, (A) all Development Fees paid prior to such date (or to be paid on such date with the applicable Borrowing on such date and certified by a Senior Officer of a Borrower, in form and substance satisfactory to Agent, that such Borrowing shall be paid directly to Microsoft) and after the Second Amendment Effective Date by EMI to Microsoft in accordance with the Development Agreement; provided that any such Development Fees shall not be included in “Eligible Development Fees” to the extent (i) EMI no longer has the right to reimbursement of such Development Fees from Microsoft under the Development Agreement or from BK under the Agency Agreement or from RSI under the Promotion Agreement, (ii) such Development Fees are not reflected (a) in the report delivered to Lenders pursuant to Section 10.1.2(z) hereof or (b) in a Notice of Borrowing as being the intended use of such Notice of Borrowing delivered as of such date, or (iii) such Development Fees have been reimbursed by Microsoft, BK, RSI or any of their Affiliates to EMI or any of its Affiliates under any of the Xbox Documents on or prior to such date, minus (B) the aggregate amount of Accounts which arose and, (without duplication) the aggregate amount of cash or any other consideration received by EMI or any of its Affiliates, from the sale or transfer of the Specified Products or any services related thereto to BK, RSI or any of their Affiliates or any BK Distributor during the period commencing on the Second Amendment Effective Date and ending on such date of determination.

Microsoft - Microsoft Corporation, a Washington corporation.

Promotion Agreement - that certain Xbox Software Games SLO Promotion Agreement, in the form of Exhibit A attached to the Second Amendment, with such changes thereto that are satisfactory to Agent, by and between RSI, on behalf of BKC System and itself, and EMI, as amended from to time to the extent permitted under Section 10.2.21.

Second Amendment - that certain Second Amendment to this Agreement, dated as of August 11, 2006.

Second Amendment Effective Date - the date the conditions to the effectiveness of the Second Amendment, set forth in Section 2 thereof, are satisfied.

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Specified Borrowing Period - a period from the Second Amendment Effective Date through and including November 29, 2006.

Specified Borrowing Portion - as defined in the definition of “Applicable Margin.”

Specified Formula Amount - as of any date of determination, the lesser of (A) 85% of Eligible Development Fees as of such date and (B) (i) if such date is after the Second Amendment Effective Date but before (and including) August 31, 2006, then $1,600,000, (ii) if such date is after August 31, 2006 but before (and including) October 31, 2006, then $7,000,000, (iii) if such date is after October 31, 2006 but before (and including) November 15, 2006, then $4,300,000, (iv) if such date is after November 15 but before (and including) November 29, 2006, then $1,000,000, and (v) otherwise, $0.

Specified Products - collectively, the Xbox software games (SLO) for Microsoft’s video game system known as Xbox and Xbox 360 developed by EMI to promote BK’s business, as contemplated by the Xbox Agreements.

Specified Reserve - reserves established by Agent to reflect factors that may negatively impact the value of reimbursement rights of EMI with respect to the Development Fees under the Xbox Agreements.

Xbox Agreements - (i) the Agency Agreement, (ii) the Promotion Agreement, (iii) the Development Agreement, (iv) the Disc Replication Agreement and (v) the Xbox Guaranty.

Xbox Guaranty - that certain General Worldwide Continuing Guaranty, in the form of Exhibit B attached to the Second Amendment, with such changes thereto that are satisfactory to Agent, by EMAK in favor of Microsoft, as amended from to time to the extent permitted under Section 10.2.21.

(B)         Section 1.1 of the Loan Agreement is hereby further amended by deleting the definition of the terms set forth below and substituting therefor the following definition:

Availability Reserve - the sum (without duplication) of (a) the Inventory Reserve; (b) the Specified Reserve; (c) the Rent and Charges Reserve; (d) the LC Reserve; (e) the Bank Product Reserve; (f) all accrued Royalties with respect to any Eligible Inventory and/or any Eligible Account that is included in the Borrowing Base, whether or not then due and payable by a Borrower; (g) the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (h) the Availability Block; and (i) such additional reserves and in such amounts as Agent may determine in its sole discretion including without limitation those based upon (1) its consideration of any factor that it believes could result in the loss of any material customer of any Borrower, a disruption in the relationship between any Borrower or any of its customers or an adverse change in the business prospects or business mix of any Borrower, (2) the termination of, an amendment adverse to any Borrower or Lender, or the failure to renew, any agreement of

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any Borrower (including without limitation any Related Document), or (3) Agent’s consideration of any factor that it believes creates or could result in a Default or an Event of Default.

Borrowing Base - on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Revolver Commitments, minus the LC Reserve, minus the Availability Block; or (b) the sum of the Accounts Formula Amount, plus, solely during the Inventory Borrowing Period, the Inventory Formula Amount, plus, solely during the Specified Borrowing Period, the Specified Formula Amount, minus the Availability Reserve.

Fixed Charges - for any period, the sum of cash interest expense paid or payable, Capital Expenditures, principal payments made on Borrowed Money (other than repayments of principal under this Agreement), net cash taxes paid or payable during such period (but in any event not less than zero) and Restricted Payments made (excluding Restricted Payments made to the extent permitted under Section 10.2.4(b) and (c), it being understood that such exclusion shall not exclude from Fixed Charges interest expense, Capital Expenditures, principal payments or taxes paid with such Restricted Payments); provided however, that Fixed Charges shall not include Applicable Margin related to the Specified Borrowing Portion and the Specified Borrowing Portion fee payable pursuant of Section 4(E) of the Second Amendment only to the extent such payments are deducted from the calculation of EBITDA.

Related Documents - the Securities Purchase Agreement, the Warrants, the Registration Rights Agreement, the Certificate of Designation, the Xbox Agreements, the BK Services Agreements, the BK Supply Agreements, the Other Customer Agreements, any other BK Agreements, and the RSI Supply Agreements.

(C)         Section 1.1 of the Loan Agreement is hereby further amended by amending the definition of “Applicable Margin” by (1) deleting the last proviso therein, and (2) inserting the following proviso at the end thereof:

“ provided, further that during the Specified Borrowing Period, to the extent that any portion of the Revolver Loans outstanding on any day would have exceeded the Borrowing Base as of such day but for the availability of the Specified Formula Amount (such amount of the Revolver Loans being referred to herein as the “Specified Borrowing Portion”), the Applicable Margin for such Revolver Loans that relate to the Specified Borrowing Portion is (a) with respect to such Revolver Loans that are Base Rate Revolver Loans, 1.75% and (b) with respect to such Revolver Loans that are LIBOR Revolver Loans, 3.50% (it being understood and agreed that (i) if both Base Rate Revolver Loans and LIBOR Revolver Loans are outstanding on any day during the Specified Borrowing Period, subject to clause (ii) below, any Base Rate Revolver Loans shall be deemed to relate first to the Specified Borrowing Portion as of such day before any LIBOR Revolver Loans are deemed to relate to any part of such Specified Borrowing Portion and (ii) if after giving effect to the foregoing clause (i) all or any portion of a LIBOR Loan is deemed to relate to all or any part of the Specified Borrowing Portion, then the higher Applicable Margin (i.e., 3.50% instead of 2.50%)

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shall continue to apply to such LIBOR Loan (or the applicable part thereof as of such day) until the end of the applicable Interest Period whether or not the Specified Borrowing Period terminates prior to the end of such Interest Period and whether or not such LIBOR Loan (or any part thereof) is no longer deemed to relate to all or any part of the Specified Borrowing Portion (e.g., as a result of an increase in the Accounts Formula Amount or a decrease in the Specified Borrowing Portion during the applicable Interest Period)); provided, that nothing in this definition shall authorize Borrowers to request a LIBOR Revolver Loan with respect to either of the Inventory Borrowing Portion or the Specified Borrowing Portion.”

(D)         Section 1.1 of the Loan Agreement is hereby further amended by amending “EBITDA” definition therein by inserting the following sentence at the end thereof:

“For the avoidance of doubt, Borrowers shall deduct from EBITDA any Applicable Margin related to the Specified Borrowing Portion and the Specified Borrowing Portion fee payable pursuant of Section 4(E) of the Second Amendment.”

(E)          Section 1.1 of the Loan Agreement is hereby further amended by amending “Eligible Account” definition therein by deleting subclause (ii) of clause (c) thereof and substituting the following therefor:

“(ii) the Applicable Concentration Percentage for each of Disney, P&G, Kellogg, MBC, Kohl’s, Macy’s and each BK Distributor is 25%; provided however, that with respect to any BK Distributor, the Applicable Concentration Percentage in this clause (ii) shall apply to such Account Debtor only to the extent that any Accounts owing by such Account Debtor to any Borrower or any of its Subsidiaries shall concurrently result in an equal amount of obligations owing by RSI or any its Affiliates to any Borrower or any of its Subsidiaries under the RSI Supply Agreement (as described in clause (i) of definition thereof) or under the Promotion Agreement, and to the extent the Applicable Concentration Percentage in this clause (ii) does not apply to such Account Debtors, the Applicable Concentration Percentage applicable to such Account Debtors shall be 10%”

1.2	Amendment to Section 2: Credit Facilities

Section 2.1.1 of the Loan Agreement is hereby amended by inserting the following sentence at the end thereof:

“Notwithstanding anything to the contrary set forth in this Agreement, the Borrowers may not request any Revolver Loan for purposes of paying any Development Fees in an amount exceeding the applicable amounts set forth on Exhibit A/Appendix 1 of the Development Agreement with respect to the corresponding “Deliverables” being delivered as described thereon.”

1.3	Amendment to Section 3: Interst, Fees and Charges

Section 3.1.1(a) of the Loan Agreement is hereby amended by inserting the phrase “or the Specified Borrowing Portion”     at the end thereof.

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1.4	Amendments to Section 10: Covenants and Continuing Agreements

(A)         Section 10.1.2 of the Loan Agreement is hereby amended by deleting “and” after clause (y) thereof, deleting “(z)” appearing therein and substituting therefor “(aa)” and by inserting the new clause (z) after the clause (y) appearing therein as follows:

“(z)      (i) during the Specified Borrowing Period, on the first day of each week (and if requested by any Lender, on any other day of such week), a detailed real time or period listing of the qualifying costs and expenditures (including the Development Fees) incurred or made by any Obligor in connection with the Specified Products or the Xbox Agreements on or prior to the date of delivery of such listing, which listing shall be in the form of Exhibit I attached hereto, (ii) promptly upon occurrence thereof, (1) any defaults or breach (or any notice thereof) by any party under any of the Xbox Agreements, (2) any delays beyond any time tables set forth in the Xbox Agreements, (3) any cost overruns beyond budgets and projections set forth in the Xbox Agreements, and (4) any similar events, and (iii) such other information relating to the Xbox Agreements and transactions contemplated thereby reasonably requested by Agent; and”

(B)         Section 10.1 of the Loan Agreement is hereby amended by inserting the following new Section 10.1.18:

“10.1.18 Promotion Agreement. On or prior to August 31, 2006, deliver to Agent a fully-executed copy of the Promotion Agreement.”

(C)         Section 10.2.4(a) of the Loan Agreement is hereby amended by inserting the phrase “or (iii) during the Specified Borrowing Period” following the phrase “(ii) during the Inventory Borrowing Period” in the first proviso thereof.

(D)         Section 10.2.9 of the Loan Agreement is hereby amended by inserting the following proviso at the end thereof:

“ provided however, that, notwithstanding anything to the contrary contained herein, as of August 1, 2006, Pop Rocket, Inc., a Delaware corporation, has changed its name to Logistix Retail, Inc., a Delaware corporation, and SCI Promotion, Inc., a Delaware corporation, has changed its name to Logistix Marketing, Inc., a Delaware corporation.”

(E)          Section 10.2.21 of the Loan Agreement is hereby amended by inserting the following proviso at the end thereof:

“ provided that no Xbox Agreement shall be amended or any rights thereunder of any Obligor waived without the prior written consent of Required Lenders to such amendment or waiver (it being understood and agreed also that each Obligor shall expeditiously pursue all of its rights under any Xbox Agreement (including without limitation expeditiously pursuing its rights (if any) to receive reimbursement of any Development Fees thereunder).”

(F)          Section 10.2 of the Loan Agreement is hereby amended by inserting the following new Section 10.2.24:

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“10.2.24 Disc Replication Agreement. Incur any costs under the Disc Replication Agreement prior to Microsoft’s delivery to EMI of the Gold Master Disc (as defined in the Development Agreement) pursuant to the Development Agreement.”

1.5	Amendment to Section 11: Events of Default; Remedies on Default

Section 11.1(c) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing the following therefor:

“(c) Any Borrower breaches or fail to perform any covenant contained in Section 7.2, 7.4, 7.6, 8.1, 8.2.4, 8.2.5, 8.6.2, 10.1.1, 10.1.2, 10.1.18, 10.2 or 10.3;”

1.6	Exhibits

The Loan Agreement is hereby amended by adding a new Exhibit I in the form of Exhibit C annexed to this Agreement.

Section 2.	LIMITED WAIVER

Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Borrowers herein contained, Agent and Lenders hereby waive compliance by EMAK with the provisions of Section 10.2.1 of the Loan Agreement solely to the extent to permit EMAK to guarantee the obligations of EMI in connection with the Disc Replication Agreement, pursuant to the Xbox Guaranty, in the form of Exhibit B attached hereto; provided, however, no costs shall be incurred under the Disc Replication Agreement prior to Microsoft’s delivery to EMI of the Gold Master Disc (as defined in the Development Agreement) pursuant to the Development Agreement.

Section 3.	LIMITATION OF WAIVER

3.1          Without limiting the generality of the provisions of Section 14.1 of the Loan Agreement, the waiver set forth above shall be limited precisely as written and relates solely to the noncompliance by EMAK with the provisions of Section 10.2.1 of the Loan Agreement in the manner and to the extent described above, and nothing in this Agreement shall be deemed to:

(A)         constitute a waiver of compliance by EMAK with respect to (i) Section 10.2.1 of the Loan Agreement in any other instance or (ii) any other term, provision or condition of the Loan Agreement or any other instrument or agreement referred to therein (whether in connection with this Agreement or otherwise); or

(B)         prejudice any right or remedy that Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Agreement) or may have in the future under or in connection with the Loan Agreement or any other instrument or agreement referred to therein.

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3.2          Except as expressly set forth herein, the terms, provisions and conditions of the Loan Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

Section 4.	CONDITIONS TO EFFECTIVENESS

Section 1 and 2 of this Agreement shall become effective only upon the satisfaction of the following conditions precedent (the date of satisfaction of such conditions being referred to as the “Second Amendment Effective Date”):

(A)         Borrowers shall have delivered to Lenders (or to Agent for Lenders) executed copies of this Agreement;

(B)         Borrowers shall have delivered to Lenders (or to Agent for Lenders) copies of the executed Xbox Agreements or, with respect to the Promotion Agreement, an unexecuted copy attached hereto as Exhibit A, and, with respect to the Xbox Guaranty, an unexecuted copy attached hereto as Exhibit B, each of which shall be in form and substance satisfactory to Lenders;

(C)         Borrowers shall have delivered to Lenders (or to Agent for Lenders), with respect to each Borrower, a Secretary’s Certificate, in form and substance reasonably satisfactory to Agent and dated the Second Amendment Effective Date, certifying that (1) the Organic Documents of each Borrower, as delivered to Agent on the Closing Date, are in full force and effect and have not been amended or modified in any respect since the Closing Date (except for the change in corporate names of each of LMI and LRI), (2) the resolutions of the Board of Directors of each Borrower authorizing execution and delivery of this Agreement are true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this Agreement, and (3) to the title, name and signature of each Borrower authorized to sign this Agreement.

(D)                       Agent shall have received all of Agent’s reasonable costs and expenses as described in Section 3.2 of the Loan Agreement incurred by Agent (including, without limitation, the reasonable fees and disbursements of O’Melveny & Myers LLP) in connection with this Amendment and the documents and transactions related hereto, and any fees separately agreed upon between Borrowers and Agent;

(E)         Borrowers shall pay to Agent, for the pro rata benefit of Lenders, a Specified Borrowing Portion fee of $140,000 (which amount is equal to 2.0% of $7,000,000, which is the maximum amount allowed pursuant to the Specified Formula Amount); and

(F)          All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Amendment or incidental thereto and all other related legal matters shall have been satisfactory to and approved by legal counsel for Agent.

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Section 5.	BORROWERS’ REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Agreement and thereby amend the Loan Agreement in the manner provided herein, each Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

5.1          Corporate Power and Authority. Each Borrower has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, the Loan Agreement as amended by this Agreement (as so amended, the “Amended Agreement”).

5.2          Authorization of Agreements. The execution and delivery of this Agreement and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of each of the Borrowers.

5.3          No Conflict. The execution and delivery by the Borrowers of this Agreement and the performance by Borrowers of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Borrowers, the Organic Documents of the Borrowers or any order, judgment or decree of any court or other agency of government binding on the Borrowers, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Borrowers, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrowers (other than Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person, whether under any Contractual Obligation of the Borrowers or otherwise.

5.4          Governmental Consents. The execution and delivery by the Borrowers of this Agreement and the performance by the Borrowers of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

5.5          Binding Obligation. This Agreement and the Amended Agreement are, together, the legal, valid and binding obligation of each of the Borrowers, enforceable against it in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles, and any instrument or agreement required hereunder or by the Amended Agreement, in each case, when executed and delivered, will be similarly valid, binding and enforceable.

5.6          Incorporation of Representations and Warranties From Loan Agreement. The representations and warranties contained in Section 9 of the Loan Agreement

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are true, correct and complete in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

5.7          Absence of Default. No event has occurred and is continuing or will result from the consummation of this Agreement that would constitute an Event of Default or a Default.

Section 6.	MISCELLANEOUS

6.1          Reference to and Effect on the Loan Agreement and the Other Loan Documents.

(A)         On and after the Second Amendment Effective Date, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement, and each reference in the other documents entered pursuant to the Loan Agreement to the “Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Amended Agreement.

(B)         Except as specifically amended by this Agreement, the Loan Agreement and the other documents entered pursuant to the Loan Agreement shall remain in full force and effect and are hereby ratified and confirmed.

(C)         The execution, delivery and performance of this Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under the Loan Agreement or any of the other Loan Documents.

6.2          Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

6.3          California Law. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of California, without regard to conflicts of laws principles.

6.4          Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement (other than the provisions of Sections 1 and 2 hereof, the effectiveness of which is governed by Section 4 hereof) shall become effective upon the execution of a counterpart hereof by the Borrowers and Lenders and receipt by the Borrowers and Agent of written or telephonic notification of such execution and authorization of delivery thereof.

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                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWERS:

EMAK WORLDWIDE, INC.

EQUITY MARKETING, INC.

LOGISTIX MARKETING, INC.

LOGISTIX RETAIL, INC.

LOGISTIX, INC.

UPSHOT, INC.

EMAK WORLDWIDE SERVICE CORP.

CORINTHIAN MARKETING, INC.

JOHNSON GROSSFIELD, INC.

EQUITY MARKETING HONG KONG, LTD.

By: /S/ Michael Sanders

Title: Vice President, Finance

Address:

6330 San Vicente Blvd. Los Angeles, CA 90048 Attn: Michael Sanders Telecopy: 323-930-8324

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AGENT AND LENDERS: BANK OF AMERICA, N.A., as Agent and Lender By: /S/ Blair K. Mertens Title: Vice President Address:
55 S. Lake Ave. Suite 900 Pasadena, CA 91101 Attn: Blair K. Mertens Telecopy: 626-584-4602

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